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                                                                      Exhibit 11

                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated December 5, 1995, and to all references to our firm included in or made part of this Registration Statement on Form N-1A of the Harris Associates Investment Trust (comprising the Oakmark Fund and the Oakmark International
Fund).


/s/ Arthur Andersen LLP

Chicago, Illinois,

February 28, 1996